Exhibit 99.1

TRAC Intermodal Reports 2015 Earnings

PRINCETON, N.J., March 3, 2016 /PRNewswire/ -- TRAC Intermodal LLC, the largest provider of intermodal chassis in North America, reports its 2015 earnings and financial results.

The Company's financial statements are attached as an exhibit to this press release. This earnings announcement, as well as additional detailed financial information and presentation materials, is contained in the "Investor Relations" section of the Company's website at www.tracintermodal.com and on Form 8-K furnished to the Securities and Exchange Commission.

About TRAC Intermodal

TRAC Intermodal is North America's leading intermodal equipment provider and chassis pool manager, measured by total assets. TRAC Intermodal provides short term rentals through an extensive chassis pool network, long term chassis leasing and pool/fleet management through the utilization of its proprietary PoolStat® information management system. TRAC Intermodal's active fleet consists of approximately 278,000 chassis. TRAC Intermodal has a broad operating footprint with approximately 600 marine, 160 domestic and 60 depot locations across North America and is the leader in providing chassis solutions to the intermodal industry.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical fact and are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans" or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the following: the volume of world trade due to economic, political, or other factors; increased operating costs; increased regulatory costs; defaults by our customers; and, the demand for chassis. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

FOR MORE INFORMATION:

Investor Relations:
Blake Morris
bmorris@tracintermodal.com
+1 609.986.0270

TRAC Intermodal LLC
750 College Rd East
Princeton, NJ 08540
www.tracintermodal.com

Exhibit - Financial Statements
TRAC Intermodal LLC and Subsidiaries
Consolidated Balance Sheets
At December 31, 2015 and 2014
(Dollars in Thousands)

	December 31
	2015	2014
Assets
Cash and cash equivalents	$ 3,161	$ 4,256
Accounts receivable, net of allowances of $12,454 and $19,030, respectively	110,662	135,076
Net investment in direct finance leases	12,797	16,215
Leasing equipment, net of accumulated depreciation of $452,962 and $400,408, respectively	1,435,978	1,436,909
Goodwill	251,907	251,907
Other assets	32,991	20,399
Total assets	$ 1,847,496	$ 1,864,762

Liabilities and member's interest
Accounts payable	$ 13,593	$ 14,781
Accrued expenses and other liabilities	75,340	74,449
Deferred income taxes, net	127,580	102,467
Debt and capital lease obligations:
Due within one year	41,396	30,546
Due after one year	1,039,283	1,133,676
Total debt and capital lease obligations	1,080,679	1,164,222
Less unamortized debt issuance costs	18,350	21,555
Total debt and capital lease obligations less debt issuance costs	1,062,329	1,142,667
Total liabilities	1,278,842	1,334,364

Commitments and contingencies	—	—

Member's interest:
Member's interest	586,757	559,015
Accumulated other comprehensive loss	(18,103)	(28,617)
Total member's interest	568,654	530,398
Total liabilities and member's interest	$ 1,847,496	$ 1,864,762

TRAC Intermodal LLC and Subsidiaries
Consolidated Statements of Operations
For the Years Ended December 31, 2015, 2014 and 2013
(Dollars in Thousands)

	Year ended December 31
Revenues:	2015	2014	2013
Equipment leasing revenue	$ 661,247	$ 588,287	$ 472,571
Finance revenue	1,536	2,111	3,254
Other revenue	28,641	36,590	39,419
Total revenues	691,424	626,988	515,244

Expenses:
Direct operating expenses	377,715	333,135	289,767
Selling, general and administrative expenses	91,279	84,346	58,031
Depreciation expense	72,128	72,114	71,791
Provision for doubtful accounts	(258)	14,007	11,369
Impairment of leasing equipment	7,277	5,855	5,857
Early retirement of leasing equipment	—	37,766	—
Loss on modification and extinguishment of debt and capital lease obligations	19,852	315	904
Interest expense	80,246	86,837	91,085
Interest income	(19)	(61)	(287)
Other income, net	(1,394)	(925)	(2,074)
Total expenses	646,826	633,389	526,443

Income (loss) before provision (benefit) for income taxes	44,598	(6,401)	(11,199)
Provision (benefit) for income taxes	17,880	(3,445)	18,154
Net income (loss)	$ 26,718	$ (2,956)	$ (29,353)

TRAC Intermodal LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2015, 2014 and 2013
(Dollars in Thousands)

	Year ended December 31
	2015	2014	2013
Cash flows from operating activities
Net income (loss)	$ 26,718	$ (2,956)	$ (29,353)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	72,227	72,365	72,026
Provision for doubtful accounts	(258)	14,007	11,369
Amortization of deferred financing fees	6,760	6,763	6,183
Loss on modification and extinguishment of debt and capital lease obligations	19,852	315	904
Derivative loss reclassified into earnings	20,177	18,290	19,978
Ineffective portion of cash flow hedges	(85)	(84)	(82)
Impairment of leasing equipment	7,277	5,855	5,857
Early retirement of leasing equipment	—	37,766	—
Share-based compensation	625	810	1,181
Deferred income taxes, net	19,123	(4,351)	18,080
Other, net	(1,320)	(928)	(1,340)
Changes in assets and liabilities:
Accounts receivable	24,405	(35,264)	(43,888)
Other assets	(906)	(1,013)	(36)
Accounts payable	(1,188)	2,689	1,822
Accrued expenses and other liabilities	(12,072)	24,285	4,055
Net cash provided by operating activities	181,335	138,549	66,756
Cash flows from investing activities
Proceeds from sale of leasing equipment	11,528	8,265	7,066
Collections on net investment in direct finance leases, net of interest earned	3,665	4,622	5,706
Proceeds from sale of other assets, net of other investing activity	2,056	—	—
Purchase of leasing equipment	(75,357)	(149,376)	(141,113)
Purchase of fixed assets	(16,920)	(4,999)	(4,225)
Net cash used in investing activities	(75,028)	(141,488)	(132,566)
Cash flows from financing activities
Proceeds from long-term debt	1,179,194	148,000	142,000
Repayments of long-term debt	(1,263,736)	(148,292)	(87,290)
Cash paid for debt issuance fees	(9,999)	(3,156)	(2,267)
Premium paid for redemption of notes	(12,375)	—	—
Sale of investment in indirect parent	993	—	—
Excess tax benefits restricted shares	—	—	73
Repurchase of shares from employees	(594)	(858)	(820)
Net cash (used in) provided by financing activities	(106,517)	(4,306)	51,696
Effect of changes in exchange rates on cash and cash equivalents	(885)	(342)	(599)
Net decrease in cash and cash equivalents	(1,095)	(7,587)	(14,713)
Cash and cash equivalents, beginning of year	4,256	11,843	26,556
Cash and cash equivalents, end of year	$ 3,161	$ 4,256	$ 11,843
Supplemental disclosures of cash flow information
Cash paid for interest	$ 58,894	$ 61,609	$ 65,957
Cash (refunded) paid for taxes, net	$ (854)	$ 1,136	$ 763